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                         CONSENT OF GRANT THORNTON LLP

We have issued our reports dated August 11, 1999 accompanying the financial statements of Atlas Pipeline GP, Inc. and the financial statements of Atlas Pipeline Partners, L.P. contained in the Registration Statement and Prospectus of Atlas Pipeline Partners, L.P. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".





                                                       /s/ GRANT THORNTON LLP



Cleveland, Ohio
September 24, 1999